UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )
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Preformed Line Products Company
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PREFORMED LINE PRODUCTS COMPANY

PREFORMED LINE PRODUCTS COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:
The 2026 annual meeting of shareholders of Preformed Line
Products Company will be held at 660 Beta Drive, Mayfield
Village, Ohio, 44143 on Monday, May 4, 2026, at 9:30 a.m.,
local time, for the following purposes:
YOUR VOTE IS IMPORTANT PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY OR VOTE ONLINE OR BY TELEPHONE
(1)To elect four directors, each for a term expiring in 2028;
(2)To hold an advisory vote on the compensation of the
Company's Named Executive Officers (as defined
below);
(3)To ratify the appointment of Ernst & Young LLP;
(4)To consider any other matters that properly come
before the meeting.

Only shareholders of record at the close of business on
March 5, 2026 are entitled to notice of and to vote at the
meeting or any adjournment thereof. Shareholders are
urged to complete, sign and date the enclosed proxy and
return it in the enclosed envelope or to vote online or by
telephone.

By order of the Board of Directors,

CAROLINE S. VACCARIELLO,
Secretary

Dated: March 20, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MAY 4, 2026:
This notice of annual meeting of shareholders, the accompanying proxy statement and the Company’s 2026 Annual Report to Shareholders are also available at: www.proxydocs.com/PLPC. This notice, the accompanying proxy statement and form of proxy card are being distributed or made available on or about March 20, 2026.

PREFORMED LINE PRODUCTS COMPANY	2025 Proxy Statement 1
PREFORMED LINE PRODUCTS COMPANY

PROXY STATEMENT

Our Board of Directors is sending you this proxy statement to ask for your vote as a Preformed Line Products Company shareholder on the matters to be voted on at the annual meeting of shareholders. We will hold the Annual Meeting in person, on Monday, May 4, 2026, at our Company’s headquarters, 660 Beta Drive, Mayfield Village, Ohio 44143. We ask that you register your planned in-person attendance with us at least ten business days prior to the meeting, by communicating with Carrie Vaccariello, by email (carrie.vaccariello@plp.com) or mail (660 Beta Drive, Mayfield Village, OH 44143). In addition, an admission ticket, as well as matching photo identification, are necessary to gain entrance to the secure area of our headquarters building where the meeting will be held.
Annual Report. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2025 is enclosed with this proxy statement.
Solicitation of Proxies. Our Board of Directors is making this solicitation of proxies and the Company will pay the cost of the solicitation. In addition to solicitation of proxies by mail, our employees may solicit proxies by telephone, facsimile or electronic mail.
Proxies; Revocation of Proxies; Voting Instructions. If you are a shareholder of record, the shares represented by your signed and returned proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted (a) to elect the director nominees set forth under “Election of Directors”, (b) to approve, on a non-binding and advisory basis the compensation of the Company’s Named Executive Officers (or NEOs) and (c) to ratify the appointment of Ernst & Young LLP ("EY") as our independent registered accounting firm for the fiscal year ending
December 31, 2026. Your presence at the annual meeting of shareholders will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to us in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders by May 4, 2026, or in the
open meeting.
If you hold shares through an account with a bank or broker, banks and brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of EY as the
Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers, but banks and brokers do not have the authority to vote for the election of directors or on the advisory vote on the compensation paid to the Named Executive Officers. As such, if you own your shares through a bank or broker and do not provide specific voting instructions to the bank or broker or do not obtain a proxy to vote those shares, then your shares will not be voted on these matters (“broker non-votes”).
Voting Eligibility. Only shareholders of record at the close of business on the record date, March 5, 2026, are entitled to receive notice of the annual meeting of shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, our voting securities outstanding consisted of 4,896,855 common shares, $2 par value, each of which is entitled to one vote at the meeting.
Quorum. Shareholders, present in person or by proxy and entitled to vote at the meeting, holding shares entitling them to exercise a majority of the voting power of the Company are necessary to constitute a quorum at the meeting. Abstaining votes and broker non-votes will be counted as “present” for purposes of determining whether a quorum has been achieved at the meeting.
Voting Required. The vote required to approve each proposal is as follows:
•Director nominees who receive the greatest number of affirmative votes will be elected directors. Abstentions and broker non-votes will not be counted in favor of nor against any nominee and, therefore, have no effect on this proposal.
•Approval of the compensation paid to the NEOs requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-
votes will have the same effect as votes against the proposal.
•Approval of the proposal to ratify the selection of EY as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Banks or brokers holding shares for which no voting instructions were received may exercise their discretionary voting authority for this proposal.
If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matters that will be presented for action at the meeting and we have not received any timely notices that any of our shareholders intend to present a proposal at the meeting. If any other matters

2 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
are considered at the meeting, they would require for approval the affirmative vote of a majority of the shares entitled to vote and represented at the meeting in person or by proxy.

3 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT
The following table shows the amount of the Company’s common shares beneficially owned as of March 5, 2026 by (a) the
Company’s directors, (b) each other person known by the Company to own beneficially 5% or more of the outstanding common shares, (c) the Company’s named executive officers (NEOs), and (d) the Company’s executive officers and directors as a group. Except as noted below, the mailing address for each of the beneficial owners listed below is c/o
Preformed Line Products Company, 660 Beta Drive, Mayfield Village, Ohio 44143.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class

Robert G. Ruhlman	1,475,081	(1)	30.1%

Randall M. Ruhlman	1,147,610	(2)	23.4%

Dimensional Fund Advisors LP	307,486	(3)	6.3%

Dennis F. McKenna	32,422	(4)	*

Andrew S. Klaus	21,865	(4)	*

J. Ryan Ruhlman	10,892	(4)	*

John M. Hofstetter	9,978	(4)	*

Glenn E. Corlett	8,011		*

Maegan A. R. Cross	6,481		*

R. Steven Kestner	6,406		*

David C. Sunkle	3,615	(4)	*

Richard R. Gascoigne	4,111		*

Matthew D. Frymier	2,255		*

All Executive Officers and Directors as a Group (16 persons)	1,615,502	(5)	33.0%
*Represents less than 1%.
(1)Robert G. Ruhlman has sole voting and dispositive power with respect to 1,120,137 shares, which includes (i)
222,506 deferred common shares held in the rabbi trust for future distribution under the Company’s Deferred Share
Plan ("DSP") of which Robert G. Ruhlman is trustee, (ii) 288,173 shares held directly, (iii) 6,272 held in the Company’s
401k Profit Sharing Trust, (iv) 137,411 shares held in a revocable trust, of which Robert G. Ruhlman is trustee and beneficiary, (v) 575 shares held in an individual retirement account, (vi) 405,200 shares held in a revocable trust, of which Robert G. Ruhlman is trustee and beneficiary, and (vii) 60,000 shares held in a spousal dynasty trust, of which
Robert G. Ruhlman is trustee. Robert G. Ruhlman has shared voting and dispositive power with respect to 354,944 shares, which includes (i) 134,769 shares held in a trust for the benefit of Robert G. Ruhlman and his children and of which Robert G. Ruhlman and Randall M. Ruhlman serve as co-trustees, (ii) 146,769 shares held in a trust for the benefit of Randall M. Ruhlman and of which Robert G. Ruhlman and Randall M. Ruhlman serve as co-trustees, (iii)
40,290 shares owned by Robert G. Ruhlman’s wife, with respect to which he may be deemed to share voting and dispositive power, (iv) 210 shares held in Robert G. Ruhlman's wife individual retirement account, with respect to which he may be deemed to share voting and disposition power, and (v) 32,906 remaining shares in the
Company’s 401k Profit-Sharing Trust, which Robert G. Ruhlman is the Trustee. Excludes 30,779 restricted share units
(“RSUs”) issued under the 2016 Long Term Incentive Plan (“LTIP”) that have not yet vested and 8,149 RSUs issued under the 2025 Incentive Plan ("2025 LTIP" and together with the 2016 LTIP, the "LTIPs") that have not yet vested.
(2)Randall M. Ruhlman has sole voting and dispositive power with respect to 866,072 shares, which includes (i) 460,872 shares held directly and (ii) 405,200 shares held in a revocable trust, of which Randall M. Ruhlman is trustee and beneficiary. Randall M. Ruhlman has shared voting and dispositive power with respect to 281,538 shares, which includes (i) 146,769 shares held in a trust for the benefit of Randall M. Ruhlman and of which Randall M. Ruhlman and Robert G. Ruhlman serve as co-trustees, (ii) 134,769 common shares held in a trust for the benefit of Robert G.
Ruhlman and his children and of which Randall M. Ruhlman and Robert G. Ruhlman serve as co-trustees.

4 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
(3)Information obtained from a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on January 21,
2026. The mailing address for Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Percent of
class is calculated based on the shares report in the Schedule 13G/A and the number of outstanding shares as of
March 5, 2026. Dimensional has sole voting power over 302,744 shares and sole dispositive power over 307,486 shares and disclaims beneficial ownership of such shares.
(4)Includes the following number of deferred common shares held in the rabbi trust for future distribution under the
Company’s DSP: Dennis F. McKenna, 24,535; Andrew S. Klaus, 4,947; Ryan J. Ruhlman, 4,379; and John M.
Hofstetter, 532. Also includes shares held in the Company’s 401k Plan represented in units of a stock fund: David C.
Sunkle, 408; and Ryan J. Ruhlman, 79. Excludes the following number of RSUs issued under the 2016 LTIP that are subject to vesting based on certain service and performance vesting requirements: Dennis F. McKenna, 21,678;
Andrew S. Klaus, 7,080; Ryan J. Ruhlman, 8,299; and John M. Hofstetter, 6,309. Excludes the following number of
RSUs issued under the 2025 LTIP that are subject to vesting based on certain service and performance vesting requirements: Dennis F. McKenna, 6,519; Andrew S. Klaus, 2,078; Ryan J. Ruhlman, 4,971; and John M. Hofstetter,
1,773.
(5)Excludes a total of 28,522 shares of unvested RSUs that other executive officers not listed above were issued under the LTIPs that are subject to vesting based on certain service and performance vesting requirements, and which they do not have the right to acquire within 60 days of March 5, 2026.

5 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

CORPORATE RESPONSIBILITY & GOVERNANCE
Corporate Responsibility and Governance
The Company is committed to supporting people and planet initiatives and being a responsible contributor to the environment, its employees, and the communities in which it operates.
Employees. The Company believes that its greatest asset is its employees. As such, the Company makes protecting employees a top priority and has always had health and safety as a core value. A culture is promoted that engages and empowers its employees to take responsibility for the health and safety of themselves and their co-workers. The Company continues to assess challenges related to public health concerns to protect the health and safety of its employees and to maintain business continuity. Executive level attention given to incident follow up and preventative continuous improvement programs demonstrate the Company’s priority on safety. The Company’s network of safety leaders at each of the manufacturing sites regularly share risk assessments and best practice policies along with the latest safety equipment across the globe. With this safety focus, the Company’s teams have implemented over 2,722 safety improvements in 2025 and has driven reduction in lost time injuries down over the last five years. Additionally, several sites have achieved
ISO-45001: Occupational Health and Safety Management System certification.
The Company’s goal is to create a work environment that enables employees to perform in an environment where they feel respected and valued. As a global company with employees in over 20 countries, the Company values its broad diversity of cultures, ethnicities, races, languages, religions, sexual and gender orientations and is committed to cultivating an open and inclusive work environment. Workplace satisfaction is a key to attracting and retaining employees. The Company has built a culture where integrity and honesty guide the decision-making process, while promoting a culture of learning and talent development through tuition reimbursement, training, wellness programs, flexible benefits, and competitive compensation.
Community Involvement. The Company maintains a tradition of supporting numerous charitable organizations and promoting community involvement. It makes donations to various organizations and encourages employees to do the same by offering matching donations. The Company shares its successes with the communities in which it operates at both a corporate and local level. Donations and investments in enhancing the lives of the people within the communities it impacts are an integral part of who the Company is and how it intends to represent its values.
People and Planet Initiatives. The Company is committed to supporting people and planet initiatives and being a responsible contributor to the environment, its employees, and the communities in which it operates. The Company’s locations are focused on efforts to reduce its waste, water and energy consumption through the implementation of such programs as pollution prevention, recycling waste materials in both manufacturing and office facilities, reducing solid waste disposal, reducing air emissions, and implementing alternative energy sources. Some locations have also achieved the
ISO-14001: Environmental Management Systems Certification.
Products. The Company is committed to protecting wildlife by working with utility companies to design and manufacture wildlife protection products that aid in reducing wildlife mortalities from interaction with electric power distribution lines, structures, and equipment. Its Wildlife Protection line of products includes the BIRD-FLIGHT™ Diverter, RAPTOR PROTECTOR™
Platform and a Squirrel Deterrent System. The Company is also committed to partnering with its customers to develop innovative products, technologies, and services that meet their needs while mitigating risk to the environment and natural resources. This is evident through the Company’s commitment to supporting fiber-optic connectivity, which is more energy efficient than copper cable. The Company's product offerings further enhance global climate sustainability by bolstering grid reliability and efficiency, increasing resilience to climate events, enabling transitions to renewable energy and upgrading aging infrastructure.

CORPORATE GOVERNANCE
Code of Conduct
The Company believes that high ethical standards are conducive to long-term performance and, as such, all Board members, officers and employees are subject to the Company’s Code of Conduct, which is available on the Company’s website www.plp.com in the “About Us” section. The Company will disclose any waivers granted under the Code of
Conduct that are required to be disclosed in such section of the website as well.
Board Leadership
The Company’s leadership begins with the Board, where the Company has an Executive Chairman, Robert G. Ruhlman,
who has served on the Board since 1992 and acts as the Principal Executive Officer. Dennis F. McKenna is the Chief
Executive Officer and J. Ryan Ruhlman is the President. Mr. Robert G. Ruhlman led the Company for over 20 years as both the CEO and Chairman. As such, he has thorough, specialized knowledge regarding the strategic challenges and opportunities facing the Company. Mr. Ruhlman and Mr. McKenna, with over 50 years of combined experience at PLP, are supported by independent directors who play pivotal roles. The Board does not have a lead independent director. The
Board believes that the Board’s role in risk oversight does not affect this leadership structure.

6 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
Board’s Role in Risk Oversight
The Company believes taking measured and informed risks is an important element of its strategy. The Board maintains an active role in the Company’s risk oversight to identify and mitigate broader systematic risks. All material transactions and decisions are presented to the Board, and the Board engages in active discussions, challenging management while using its experiences to improve the Company. The Board has a depth of risk management experience, including one Board member with over 30 years of experience as an insurance broker. The Board members frequently have discussions with members of management outside of the meetings and have the authority to call on experts where appropriate.
Additionally, in accordance with the Audit Committee Charter, the Audit Committee reviews and discusses with management and the Company’s independent auditor, the Company’s (i) significant exposures (whether financial, operating or otherwise), and (ii) risk assessment and risk management policies. The Audit Committee also has responsibility for oversight of cybersecurity risks. The Compensation Committee monitors the risks that may be created through the
Company’s compensation programs.
Board Composition
In accordance with the Company’s Amended and Restated Code of Regulations, the maximum number of directors is nine, and the Company currently has eight directors. The Board of Directors is classified into two classes composed of four members each, with both classes serving staggered two-year terms. The next section sets forth an overview of each current
Board member including a description of the particular experiences, qualifications, attributes and skills of the directors that led to the conclusion that each should serve as a director.

7 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

PROPOSAL ONE: Election of Directors
Four directors, Mr. Glenn E. Corlett, Mr. R. Steven Kestner, Mr. J. Ryan Ruhlman and Mr. David C. Sunkle, are serving terms that expire at this year’s annual meeting of shareholders and have been nominated by the Board of Directors upon the recommendation of a majority of the Company’s independent directors, for re-election at the meeting to a term that expires in 2028. At the annual meeting of shareholders, the shares represented by proxies, unless otherwise specified, will be voted for these four nominees.
If, for any reason, any of the nominees are not a candidate when the election occurs (which is not expected), the Board of
Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board. Four of the
Company's directors, Ms. Maegan A.R. Cross, Mr. Matthew D. Frymier, Mr. Richard R. Gascoigne, and Mr. Robert G. Ruhlman
are currently serving terms that expire in 2027. The following information is furnished with respect to each person nominated for election as a director and the directors continuing in office.
The Board recommends that you vote “FOR” the following nominees:

Glenn E. Corlett Age: 82 Director Since: 2017 Committees: Audit, Compensation
Background / Qualifications
Mr. Corlett’s business experience commenced over 40 years ago, when he joined Price Waterhouse where he served as a partner until 1990.  Since that time, Mr. Corlett had served as the Chief Financial Officer and later the Chief
Operating Officer for N.W. Ayer, a major international advertising agency before he became a Professor of Accounting at Ohio University, and the Dean
and Philip J. Gardner Leadership Professor at the College of Business at Ohio
University from July 1997 through June 2007.  Mr. Corlett’s tenure at Ohio
University’s Business School has given him the necessary credentials to be a contributing member of the Board, not only from an accounting aspect, but also in general business management.  Mr. Corlett has lectured and written on accounting, auditing and executive compensation. Mr. Corlett’s zest for understanding the Company’s financial statements, while providing sound business advice, keeps him in a close working relationship with senior management.  In addition, his oversight experience facilitates his role in reviewing the Company’s compensation policy and ensuring that management is compensated in a manner consistent with the compensation policy and in accordance with the relevant laws.

R. Steven Kestner Age: 71 Director Since: 2008 Committees: Compensation (Chair)
Background / Qualifications
Mr. Kestner retired as senior partner with the national law firm of Baker &
Hostetler LLP, a firm he joined in 1979.  Mr. Kestner served as Chairman of Baker
& Hostetler and chaired the firm’s Policy Committee, which functions as the board of directors for the law firm, from 2004 to 2018.  As Chairman, Mr. Kestner was the chief executive officer of the firm and his responsibilities included managing the firm’s operations, finance and strategic growth.  In addition, prior to becoming Chairman of the firm, he served in several management positions, including Policy Committee member and Chair of the firm’s National
Business Practice Group, while developing an active legal practice focusing primarily on transactions, financings and securities law matters.  Mr. Kestner advised and represented clients in the areas of domestic and foreign mergers and acquisitions, and he regularly worked with public and private companies.
He worked closely with NYSE and NASDAQ listed companies.  Mr. Kestner’s securities law work included registration statements under the Securities Act of
1933 with respect to both debt and equity financings and annual and periodic reports and proxy statements under the Securities Exchange Act of 1934.  He is valued for his thoughtful analysis and ability to provide the Board with various perspectives based on his depth of experience with similar companies.

8 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

J. Ryan Ruhlman Age: 42 Director Since: 2016
Background / Qualifications
As the great-grandson of the founder and the son of the Executive Chairman of the Board, Robert G. Ruhlman, Mr. J. Ryan Ruhlman has been part of the
Company throughout his life.  He began working for the Company in January
2002 as a part-time Laboratory Technician while attending college, and continued his career at the Company after graduation, working in various roles in Research and Engineering, Manufacturing, and International
Operations.  He was promoted, in December 2015, to Vice President,
Marketing and Business Development where he is responsible for Special
Industries, Distribution and Transmission Markets, as well as Marketing
Communications.  Prior to that, he was promoted to Director, Marketing and
Business Development in January 2015, which included responsibilities for
Special Industries, Distribution and Transmission Markets, as well as Marketing
Communications.  He was elected President in 2023, and his responsibilities expanded to include the responsibility for the America region, as well as
Corporate Human Resources, and consolidating the Company's Global
Business Development team.  He has served a variety of positions in Research and Engineering, International and Marketing and Sales departments since
2002, including Laboratory Technician, International Operations Project
Specialist, Business Development Specialist and Manager of New Business
Development and Marketing Communications.  Mr. Ruhlman has developed an understanding of strategic and tactical business issues that include operations, manufacturing, marketing, and business development.
Furthermore, he possesses an understanding of the innovation necessary to grow the Company.  Mr. Ruhlman is the brother to Maegan A. R. Cross, a director of the Company.

David C. Sunkle Age: 68 Director Since: 2020 Committees: Nominating
Background / Qualifications
In 1978, Mr. Sunkle began his career at the Company as a Lab Technician.
Over the next 42 years, he held various positions including Project Engineer,
Lab Supervisor, Director of International Operations, and Director of Research
and Engineering.  He retired in December 2020, as Vice President, Research,
Engineering and Manufacturing, which included the R&E department, manufacturing, as well as the Global Sourcing Team and the Intellectual
Technology Department.  Mr. Sunkle has been a member of Institute for
Electrical and Electronics Engineer (IEEE) since 1990, while writing standards for that organization (e.g., Damper testing, OPGW, ADSS), as well as a member of International Council on Large Electric Systems (CIGRE) since
1989 where he was also convenor of various task forces.  Finally, he has been a member of the American Society of Mechanical Engineers for 40 years, and has authored many papers for CIGRE, the International Cable and Wire
Symposium and other industry groups.  He was nominated to the Board of
Directors in 2020.  Mr. Sunkle has proven personal and professional ethics and integrity and has made significant contributions to the Company’s success.
Given his deep operations and technological experience with the Company, he contributes key insights to the Board.

9 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
The terms of the current directors below will not expire at the 2026 annual meeting.

Maegan A R. Cross Age: 40 Director Since: 2017 Committees: Nominating (ex officio)
Background / Qualifications
Ms. Cross is currently the Director of Development at Laurel School in Shaker
Heights, Ohio, where she has worked since 2009.  She is responsible for millions in outside revenue for the school, including annual, restricted, endowment and capital giving. She holds a Bachelor of Science from the College of Charleston and a Master of Business Administration from Ohio University, with a concentration in Finance. Her excellent project management skills and collaborative approach are key contributors to the Board’s efficiency. Ms.
Cross is also a founding member of the UH Rainbow Babies & Children’s
Foundation (RBCF) Associate Board, having served as Vice President, President and Trustee Chair. Currently, Ms. Cross serves the hospital as a Trustee for the
RBCF and in a supporting role for UH's Fertility Clinic. Her strong desire to give back to her community ensures that the Company is focused on the community at large. Ms. Cross is the daughter of Robert G. Ruhlman, Executive
Chairman of the Board, and sister to J. Ryan Ruhlman, director and executive officer of the Company. Ms. Cross' commitment to the Company and its shareholders is evident, having been exposed to the Company from a very young age and working for the Company between 2003 and 2008 within the
Human Resources Department.

Matthew D. Frymier Age: 56 Director Since: 2017 Committees: Audit (Chair), Compensation
Background / Qualifications
Mr. Frymier draws on more than 25 years’ experience in financial services and asset management, which adds to the expertise of the Board. He currently serves as the Chief Financial Officer of Evernorth, playing a central role in guiding the company’s financial strategy, capital management, and overall fiscal governance. As CFO, he is part of the executive leadership team advancing Evernorth’s development as a publicly traded institutional XRP vehicle, where he supports the company's mission to provide regulated, institutional access to the XRP ecosystem. Prior to his current role, Mr. Frymier was a Managing Director of Financial Technology Partners.  During his 17-year tenure at Bank of America Corporation, Mr. Frymier led a principal investment division responsible for strategic investments and mergers and acquisitions targeted at building the Bank of America franchise, which aligns with the
Company's approach to growth and acquisitions.  His entrepreneurial spirit is evident in that he co-founded Corrum Capital Management, LLC, an alternative asset management firm in San Francisco, California, and Charlotte,
North Carolina, in December 2013, which he departed in 2018.  In addition, he recently served as a Director and Chairman of the Chicago Stock Exchange
and as a Director of numerous other companies including FXAll, Incapital and
BATS Global Markets over the last 15 years.  Mr. Frymier’s extensive prior board experience has honed his ability to exercise independent judgment and engage in strategic decision-making.

10 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Richard R. Gascoigne Age: 76 Director Since: 2009 Committees: Audit, Nominating (Chair)
Background / Qualifications
Mr. Gascoigne brings more than 30 years of experience in the insurance industry and is well suited to be a board member given his expertise in risk management and compliance.  He was Managing Director at Marsh Inc., subsidiary of Marsh & McLennan Co. from 1995 until his retirement in 2008. He held numerous positions during his career at Marsh, including two years as regional compliance officer.  He has extensive experience in commercial property and casualty underwriting, specifically focusing on middle market companies. In addition, he has provided risk management consulting to clients during product development, acquisitions and market introductions.  The
Company values his strong risk management and compliance experience. He is skilled at monitoring the Company’s implementation of and adherence to its policies.  His thoughtfulness in decision-making coupled with his willingness to thoroughly discuss issues make him a fitting member of the Board, as well as the
Audit, Nominating, and Compensation Committees.

Robert G. Ruhlman Age: 69 Director Since: 1992
Background / Qualifications
Mr. Ruhlman started with the Company over 40 years ago as an Associate
Engineer.  Over his years of service with the Company, he has held various positions including Manufacturing Administrator (1985), New Venture
Coordinator (1987), Vice President of Corporate Planning (1988), President
(1995), Chief Operating Officer (1995) and, most recently, Chief Executive
Officer (2000).  He was appointed as Chairman of the Board in 2004 and
Executive Chairman effective January 1, 2024.  These positions have given Mr.
Ruhlman exposure to almost every aspect of the Company, from manufacturing to marketing.  He has had ample experience and intimate knowledge of not only the Company itself, but also working with its customers.
He has also been lauded for his clear thinking and ability to distill vast information into its critical components. Finally, his leadership fosters a Board culture of open discussion to support sound decision-making. Mr. Ruhlman is the father of J. Ryan Ruhlman, a director and executive officer of the
Company, and Maegan A. R. Cross, a director of the Company.

The Board has determined that Messrs. Corlett, Frymier, Gascoigne, Sunkle and Kestner are independent under NASDAQ’s corporate governance rules.

11 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Board Committees and Meetings
Nominating Committee
Effective April 1, 2024, the Board formed a Nominating Committee along with adopting a written charter providing for the
Nominating Committee's responsibilities with respect to nominations to the Board of Directors. The charter is available on the
Company’s website www.plp.com. This committee is comprised of Messrs. Gascoigne (Chairman) and Sunkle and Ms. Cross
acts as an advisor. Pursuant to NASDAQ corporate governance rules, any Board nominees must be recommended for
Board selection by this Committee. The Committee is responsible for ensuring that the members of the Board of Directors possess a variety of knowledge, experience and capabilities derived from substantial business and professional experience, based on an assessment of numerous factors such as age and understanding of and experience in manufacturing, technology, finance and marketing. The Board considers whether potential candidates will satisfy the independent standards for the Board, Audit Committee and Compensation Committee. Additionally, nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. Finally, the Board welcomes nominees with diverse backgrounds, not only in gender and ethnicity, but also in particular experience such as banking, international business, government, and health care. To this end, the Committee relies on the Board Members' networks of contacts to compile a list of potential candidates, and may also consider qualified candidates suggested by officers, employees, shareholders and others, using the same criteria to evaluate all candidates. When identifying and recommending new director nominees, the Nominating
Committee considers opportunities to increase Board diversity in a way that supports the current and anticipated needs of the Company; however, the Committee does not have a policy specifically focused on the consideration of diversity.
The independent directors will also consider nominees for election to the Board from shareholders. To recommend a prospective nominee, submit the candidate’s name and qualifications to Caroline Vaccariello, General Counsel and
Corporate Secretary, in writing to the following address: 660 Beta Drive, Mayfield Village, Ohio, 44143. The Nominating
Committee is governed by a written charter, which is available on the Company’s website www.plp.com.
Audit Committee
The Board of Directors has appointed an Audit Committee, comprised of Messrs. Frymier (Chairman), Corlett and
Gascoigne, each of whom qualifies as independent for audit committee purposes under the NASDAQ rules. The Board of
Directors has determined that Matthew D. Frymier is an audit committee financial expert and that each member meets the requirements under the NASDAQ rules regarding the ability to read and understand financial statements.
The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to the NASDAQ, the Securities and Exchange Commission or the public. The Audit
Committee also engages the independent registered public accountants for the Company, reviews with the independent registered public accountants the plans and results of audit engagements, preapproves all professional services provided by the independent registered public accountants including audit and non-audit-related services, reviews the independence of the independent registered public accountants, approves the range of audit and non-audit fees, reviews the independent registered public accountants’ management letters and management’s responses, reviews with management its conclusions about the effectiveness of the Company’s disclosure controls and procedures, and reviews significant accounting or reporting changes. Management does not approve professional services provided by the independent public accountants for audit and non-audit-related services. The Audit Committee is governed by a written charter, which is available on the Company’s website www.plp.com.
Compensation Committee
The Board of Directors has appointed a Compensation Committee, comprised of Messrs. Kestner (Chairman), Corlett, and
Frymier, each of whom qualifies as independent under the NASDAQ rules. The Compensation Committee administers the
Company’s executive compensation program and as such, is responsible for reviewing all aspects of the compensation program for the Company’s executive officers. The Compensation Committee meets at scheduled times during the year –
no less than twice – and has the authority to consider and take action by written consent. The Compensation Committee
Chairman reports on Compensation Committee actions and recommendations at the Company’s Board meetings. In order to meet its responsibilities, the Compensation Committee has the authority to delegate certain of its responsibilities to subcommittees and/or officers where necessary and consistent with applicable law and to retain consultants. The
Compensation Committee is governed by a written charter, which is available on the Company’s website www.plp.com.
See “Compensation Discussion and Analysis” for the role of the Executive Chairman in compensation matters.
The Compensation Committee’s primary objective with respect to executive compensation is to establish programs that attract and retain key officers and managers and align their compensation with the Company’s overall business strategies, values, and performance. To this end, the Compensation Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy to compensate executive officers based on their responsibilities and the
Company’s overall annual and long-term performance, which is outlined under “Directors and Executive Officers
Compensation.”

12 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
Meetings
In 2025, the Board of Directors held six meetings. In 2025, the Audit Committee held five meetings, the Compensation
Committee held four meetings and the Nominating Committee held one meeting. All of the directors attended at least 75%
of the total of meetings held by the Board of Directors and all committees on which the director served. The directors are expected to attend the Company’s annual meeting of shareholders, and all the directors attended last year’s annual meeting of shareholders.

13 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Audit Committee Report
In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to NASDAQ, the Securities and Exchange Commission or the public.
Management is responsible for the financial statements and the reporting process, including the system of internal controls.
The independent registered public accountants are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee is comprised of three directors who are not officers or employees of the Company and are “independent” under the current NASDAQ rules.
In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2025, with the Company’s management. The Audit
Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight
Board (United States) (“PCAOB”), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent auditor the firm’s independence from the Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees
Concerning Independence, and considered the compatibility of non-audit services with the independent auditors’
independence.
Based on the above-referenced review and discussions with management and the independent auditors, the Audit
Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s assessment of effectiveness of the Company’s internal control over financial reporting be included in its Annual Report on
Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Matthew D. Frymier, Chairman
Glenn E. Corlett
Richard R. Gascoigne

COMPENSATION POLICIES AND RISK
Compensation-Related Risk
The Company’s policies and overall actual compensation practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Generally speaking, the compensation policies are consistent for all business units of the Company. Additionally, incentives are not designed to, and do not, create risks that are reasonably likely to have a material adverse effect on the Company as the incentives generally reward growth and profitability. The Company’s various bonus programs are based on consistent growth of the Company, relying, for example, on the total return on investment, or including language that requires any increases in sales to be on appropriate and consistent margins. As such, they do not encourage employees to take risks in order to receive incentive compensation, nor are they reasonably likely to have a material adverse effect on the Company.
Insider Trading Policies and Procedures
The Company has adopted insider trading policies and procedures applicable to its directors, officers and employees, and has implemented processes for the Company that it believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NASDAQ listing standards. The Insider Trading Policy prohibits the Company’s employees and related persons and entities from trading in Company stock while in possession of material, nonpublic information. The Company’s trading black-out period requires that certain officers of the Company and other designated employees only transact in Company stock during an open window period, subject to limited exceptions. In addition, certain officers and directors of the Company are required to obtain approval in advance of transactions in Company stock. The foregoing summary of the Company’s insider trading policies and procedures does not purport to be complete and is qualified by reference to the Company’s Insider Trading Policy, a copy of which can be found incorporated as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Company has a policy against short sales of the Company’s securities and hedging transactions or financial investments involving the Company’s securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds. This policy applies to all directors, officers and certain designated employees.

14 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
Compensation Discussion and Analysis
Highlights of the Compensation Program
•Maintain an executive compensation program to mitigate undue risk
•Award annual incentive compensation subject to achievement of objective and pre-established performance goals tied to operational and strategic objectives
•Ensure that at least 50 percent of CEO’s target core compensation is at risk
•Benchmark officer compensation around the market median
•Maintain stock ownership guidelines for directors and officers that align the interests of the executive officers with the long-term interests of the shareholders
Role of the Compensation Committee
The Compensation Committee (the “Committee”) administers the Company’s executive compensation programs. The
Committee’s primary role is to oversee the Company’s compensation and benefit plans and policies for its elected executive officers, including the executive officers listed in the Summary Compensation Table below (“NEOs”) who are the
Company’s principal executive officer (Robert G. Ruhlman, Executive Chairman), principal financial officer (Andrew S.
Klaus, Chief Financial Officer) and the three other most highly compensated executive officers. The Committee reviews and approves all executive compensation decisions relating to the officers, including all NEOs.
In the performance of its duties, the Committee has the authority to allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to a committee formed for that purpose, subject to approval from the entire Board. Additionally, the Committee may select and appoint outside consultants to assist it.
Philosophy of the Compensation Program
The philosophy of the Committee is to provide a compensation program that will attract, motivate and retain key members of the leadership team in order to give the Company a competitive advantage while ensuring the success and growth of the Company. The compensation program should ensure that a significant portion of compensation directly relates to the
Company’s performance by tying annual cash bonuses and long-term incentive awards to Company performance. The compensation program is intended to motivate the officers to enable the Company to achieve its short-term and long-term business goals. The Committee has three goals to guide it in this endeavor: (a) compensation paid to officers should align with the performance of the Company on both a long- and short-term basis; (b) compensation should be competitive within the employment environment; and (c) compensation should reward officers for meeting performance targets.
Compensation Program
The Committee strives to craft a compensation program that pays the officers at competitive levels reflective of their individual responsibilities while maintaining consistency and pay equity among the individual officers. The Committee conducts an annual review of the compensation program, including changes in the overall composition of the management team and the responsibilities of the individual officers, to ensure that the compensation is competitive within the market, supports retention objectives and is internally equitable. Reliance upon various tools, and the findings from such tools, assists the Committee in its analysis, and leads to decisions regarding the mix of the various compensation elements to be included. Additionally, the cost of the compensation program is considered, in recognition that the optimal compensation program motivates employees to improve Company results on a cost-effective basis. Typically, the
Committee finalizes compensation elements for a calendar year in December of the prior year.
Tools and Findings from Analysis. The Committee relies upon several tools to analyze the compensation program internally and within the competitive landscape. Historically, these tools have been outside data compiled by various consultants, tally sheets detailing overall compensation packages for each individual officer and discussions with the Executive
Chairman regarding performance levels and goals. The Committee also considers the results of the most recent non-binding advisory “say on pay” vote of the Company’s shareholders on executive compensation.

15 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
Compensation Discussion and Analysis
1.Consultant. The Committee has the authority to retain its own advisor. For 2025, the Committee did not retain an advisor.
2.External Data. The Committee generally strives to compensate the officers at median within a few years of service.
The Committee generally relies upon various independent surveys, which are matched to specific positions with similar functional descriptions as those for the officers. The Committee reviews surveys primarily to gain perspective on how the Company’s executive compensation compares to other similarly-sized companies so that it can assess whether the Company’s pay levels are generally competitive and represent a reward for strong performance. For
2025, the Committee utilized the Willis Towers Watson annual compensation level survey. Using this independent survey, the Committee analyzed the compensation paid to officers, including the CEO, compared against the compensation paid to executives holding equivalent positions in the peer classification group, consisting of surveyed manufacturing industry companies with revenue between $500 million and $1 billion (the “Peer Group”).
The Committee reviews base salary and total compensation at the 25th percentile, median and 75th percentile levels to highlight where the Company’s compensation is relative to peers for competitive purposes and considers the individual’s experience and performance and the Company’s results. For 2025, the officers, including the CEO, were between the 25th and 75th percentile when reviewing base salary alone, which reflects the range of the years of experience of the officers in their respective roles. The Committee increased the salaries of the CEO and
President based on those factors, but kept the salaries of the other NEOs the same as 2024.
The Committee also reviews total cash compensation, which includes salary and the maximum available bonus for the officers, and compares that data with the Peer Group data. The Committee does not engage in specific benchmarking when comparing total compensation to the Peer Group because of the experience level and tenure of certain executives and a significant portion is tied to the Company’s performance, which can cause a great variation relative to the amounts paid by comparable companies with different performance results. As a result, the Committee considers the total compensation paid by other companies in the Peer Group to ensure that the Company’s pay is competitive and to assess whether its payout levels for strong performance represent an incentive to achieve such performance. For 2025, total compensation of the officers was found to align near the median depending on the actual payout to be achieved.
3.Results of 2023 Say on Pay Vote and the Say on Frequency Vote. The 2023 annual meeting included a non-binding advisory “say on pay” vote on executive compensation and a non-binding advisory “say-on-frequency” vote regarding the frequency at which the Company will ask its shareholders to provide the advisory vote on executive compensation. Although these votes were non-binding, the Board of Directors and the Committee value the opinions of the shareholders and consider the outcome of the say on pay vote when making compensation decisions for the NEOs. The Company’s compensation program received an affirmative vote from over 97% of the
Company’s common shares who voted at the 2023 annual meeting and the Board and the Committee have considered this perspective with respect to executive compensation decisions. Additionally, the shareholders approved holding the vote on the compensation of the NEOs at least every three years, with the next vote expected at the 2026 annual meeting as described in Proposal Two.
4.Discussions with the Executive Chairman. The Executive Chairman performs a yearly evaluation of the performance of each officer. The Executive Chairman's assessment of each officer’s individual performance forms the basis for the proposed compensation levels of each officer (other than the Executive Chairman), while also considering the information derived from the Willis Towers Watson survey. The Executive Chairman provides an evaluation for each officer (other than the Executive Chairman) that includes his recommendations for salary adjustments for the subsequent year to the Committee, which weighs these recommendations in determining salary levels of the officers (other than the Executive Chairman).
Compensation Elements. The Company recognizes that its success depends, in large part, on a leadership team with the skills and commitment necessary to successfully manage a global organization. The compensation program assists in achieving this objective by relying on the elements of compensation detailed below. Certain elements are designed to enable the Company to attract and retain the officers with the skills to anticipate and respond to the market, while other elements are intended to motivate the officers to achieve financial results to enhance shareholder value. The Company’s
2025 compensation program for officers consisted of the following elements:
•Base salaries;
•Annual cash incentive awards;
•Long-term equity grants;
•Retirement benefits; and
•Health and welfare benefits.

16 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
Compensation Discussion and Analysis
The Company structures the total compensation program so that its reliance on any particular element of compensation is flexible. Thus, the compensation program strives to meet the goals outlined above, by balancing short-term (i.e., base salaries and annual cash incentive awards) and long-term incentives (i.e., long-term equity grants), competitively in the market and to address the volatility in the Company’s performance due to external factors. There is no difference in the policies and their application for each of the officers, except for the Executive Chairman and CEO.
Base Salaries. The Company’s goal is to establish salaries at a level sufficient to attract and retain talented executives. This goal is based on the Company’s belief that it is important to maintain salary levels near a midpoint of comparable company executives to be competitive within the general market and the Peer Group.
Annual Cash Incentive Awards. The annual cash incentive award is designed to motivate and reward the officers for their contributions to the Company’s performance by making a significant portion of their total compensation variable and dependent upon the Company’s annual financial performance. It is tied directly to the financial performance of the
Company on a sliding scale of return on shareholders’ equity. The Committee believes that compensating management by aligning compensation with shareholders’ return on their investment is an effective way to connect the achievement of performance goals and to encourage growth in the Company while rewarding officers for their contributions. The calculation is based on the Company’s pre-tax income as a percentage of average shareholder’s equity (adjusted for foreign currency translation) and assessed over a range of 3% to 11%. The implied target is 7%, which assumes a linear, symmetrical bonus curve with one-half of the maximum bonus earned at the midpoint of the performance range. From this calculation, the awards are determined based on a schedule that provides certain percentages to be applied to base salaries. The Company’s calculation for the annual cash incentive award for 2025 was 13.3%, which resulted in a payout of
100% for the Executive Chairman, CEO, CFO, and President and 85% for the other NEOs. For 2025, the maximum bonuses are
100% of salary for the Executive Chairman, CEO, CFO, and President (which were increased from 85% for the CEO, CFO and
President for 2024) and 85% of salary for the other officers. Additionally, discretionary cash bonuses can be provided for extraordinary contributions to the Company’s financial performance through exemplary leadership in challenging circumstances. These are provided only when such circumstances warrant. In 2025, the Compensation Committee approved an additional 10% discretionary bonus for the Executive Chairman.
Long-term Equity Grants. The Committee has the discretion under the Company’s equity award plan to set the amounts and terms of any equity compensation and may vary the equity award program from year to year to address the
Company’s then-current compensation objectives and strategic goals. The Committee believes that the Company’s shareholders will be well served if a greater percentage of the long-term equity incentive program is related to achievement of the Company’s Board-approved strategic objectives. To that end, the “balanced LTI program” consisting of service vested RSUs and performance vested RSUs is a way to achieve its objectives. Generally, performance-based vesting aligns executive long-term incentive rewards more directly with shareholders’ interests since achieving strategic objectives is a better measure of management’s performance than the volatility of the stock market. Furthermore, the
Committee believes that the shareholders are served well by decisions that further the Company’s long-term strategic plan.
The Committee also believes that the Executive Chairman and CEO’s long-term incentive should generally be 100%
dependent on the achievement of the Company’s strategic objectives. Nevertheless, the Committee believes that it is appropriate to include some service vested RSUs in the long-term incentive program of the other officers to encourage retention of key executives over the duration of a business cycle. Additionally, the Company has mandatory share ownership guidelines, as discussed below.
Through May 14, 2025, long-term incentive grants were issued under the 2016 LTIP (or “2016 Plan”), which was approved by the Board and by the shareholders in 2016. The Company's 2025 LTIP (or “2025 Plan”) was approved by shareholders at the
2025 Shareholders' meeting, and long-term incentive grants granted after May 14, 2025 will be made under such plan. The
Executive Chairman and CEO’s typical annual equity compensation awards are performance-based RSUs, vesting in three years based upon achieving performance standards approved at the time of the grant by the Board. The typical annual equity compensation awards to the other participants are as follows: two-thirds of the award is performance-based RSUs, vesting in three years based on achieving performance standards approved at the time of the grant by the Board, and one-third of the award is service-based RSUs, vesting three years after the date of the grant based solely on continued
employment by the Company. The Committee chose to emphasize performance over three years (rather than weigh performance and service equally) because it believes this approach aligns the Company’s performance with shareholders’
interests, while acknowledging the benefit from long-term service.

17 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
Compensation Discussion and Analysis
For the performance-based RSUs, the number of shares in which the participant becomes vested will depend upon the specific level of growth in pre-tax income and sales growth measured over a specified period (historically, either one-year or three-year performance period). For the 2025 grants, the Committee once again analyzed the history of the RSU grants, and whether such grants effectively aligned the interests of the NEOs with the Company’s interests, taking into account industry data and input from officers regarding the Company’s markets, projections and costs. The Committee’s intention is to incentivize management to grow the Company while maintaining profit margins. The Committee uses a three-year base to measure growth during the performance period and, for 2025, established thresholds for pre-tax income growth of 3.6%
to 5.2% and for sales growth ranging from -3.4% to 4.7%. The Committee believed these thresholds for growth measures were appropriate ranges of performance achievement given the anticipated decline in demand due to continued inventory destocking and uncertainty in the global economy due to tariff and trade matters and other market headwinds.
The Executive Chairman and CEO’s award is set at a target number of RSUs equal to 100% of their salary if the target performance is achieved, with a maximum award equal to 200% of their salary if the maximum performance is achieved.
The awards to the other officers are as follows: the award is set at a number of RSUs equal to that percentage of the participant’s salary that is specified at the time of grant if the target performance is achieved. The maximum amount of the performance portion of the award is equal to the target award. The amount of the service-vested award that can be earned is equal to the target award. Each officer was granted the number of RSUs equal to the maximum level under the performance criteria.
The threshold payout is at 25% of the maximum number of performance-based RSUs if the minimum level of both measures are achieved, the target is at 50% if both 4.4% growth in pre-tax income and 0.8% growth in sales are achieved, and the maximum is at 100% of the number of RSUs subject to the award if 5.2% growth in pre-tax income and 4.7% growth in sales are achieved at the end of the three-year period. If only one of the two measures is achieved at any of these levels, the vesting percentage is weighted to provide for some additional vesting for achieving the higher measure. Dividends declared on unvested RSUs are accrued as cash distributions payable upon vesting.
The Committee recommended and the Board approved the grants in February 2025 to each of the officers, including the
Executive Chairman.
Retirement Benefits. The Company believes that retirement benefits are an important component of total compensation.
The Company’s primary retirement benefit consists of the Company’s 401(k) and Profit-Sharing Plan under which all eligible salaried U.S. employees of the Company, including officers, participate starting in their third year of employment. The amount the Company provides to the Profit-Sharing Plan is based on the recommendation of management, with the
Board’s approval. Typically, the Company’s contribution under this plan is approximately 15% of the then-current year’s cash compensation, which is consistent with the amount contributed for all full-time salaried U.S. employees of the
Company, including the cash incentive award. When calculating the Company’s contributions under the Profit-Sharing
Plan, the Company does not consider gains from prior awards. Every aspect of this plan is the same for all salaried U.S.
employees, including officers. Thus, each salaried participant elects the investment options with the same options offered to all salaried employees and officers. The plan does not involve any guaranteed minimum return or above-market returns;
rather, the investment returns are dependent upon actual investment results. To the extent an employee’s award exceeds the maximum allowable contribution permitted under existing tax laws, the excess is accrued for (but not funded) under a non-qualified Supplemental Executive Retirement Plan (the “SERP”). The returns under the SERP are also dependent upon actual investment results, as each participant is allowed to elect investment options for its liability balance.
Executive Perquisites. Perquisites and other personal benefits do not comprise a significant aspect of the Company’s compensation program. Although officers participate in the same benefit programs as the Company’s other employees, the Company provides a few additional benefits to its officers. These benefits are designed to enable the officers to balance their personal, business and travel schedules. In 2025, benefits included the Company’s payment of club dues for three of the NEOs as indicated in the accompanying Summary Compensation Table. This benefit is also provided to three non-officer employees and one member of the Board of Directors (Maegan A. R. Cross), primarily for business entertainment purposes. Except as described here, the Company aircraft is available to all employees, including the officers and directors, for business-related travel only. The Executive Chairman, CEO and President are permitted to use the Company’s aircraft for personal purposes, as shown on the Summary Compensation Table. The Company also makes personal financial advice available to the Executive Chairman and tax advice available to all of its executive officers.

18 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
Compensation Discussion and Analysis
Option Awards. Although none of the NEOs had any option or option-like awards outstanding in 2025, the 2025 LTIP provides the Committee the discretionary authority to grant option and option-like awards to individuals. Awards are not granted on a predetermined schedule, as the Committee determines when to grant option or option-like awards on a case-by-case basis to align with the Company’s short-term and long-term business goals and to ensure the competitiveness of its compensation packages. In determining the timing and terms of an award, the Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. If necessary, the Committee may delay the grant of awards until there is public disclosure of any material nonpublic information. The Company has not timed, and does not time, the disclosure of material nonpublic information based on its effect on the value of executive compensation.
Ownership Guidelines. In 2014, the Committee recommended and the Board approved ownership guidelines to ensure that the NEOs have a stake in the future of the Company in lieu of the deferral requirement. The ownership guidelines require the
CEO to hold six times his annualized base salary in equity of the Company, and the other officers to hold three times their annualized base salaries. The ownership guidelines state that the types of equity that count toward the ownership requirement are stock owned directly, stock owned in a Company-sponsored retirement plan, and the unvested portion of
RSUs that are subject only to time-vesting. Each covered executive will have up to five years from the date such person becomes a covered executive to meet the stock ownership requirement. All current executive officers have met the requirement, except William Koh and Assaad A. Morcos do not need to meet the requirement until 2028 and 2030, respectively.
Clawback Policy. In August 2023, the Company adopted a clawback policy in accordance with the final NASDAQ rules, which requires the Company’s executive officers and key employees designated by the Board to return incentive compensation paid to them if the financial results upon which the compensation was based are restated and republished under applicable securities laws, excluding any restatement required due to changes in accounting rules or standards or changes in applicable law (an “Accounting Restatement”). In the event of an Accounting Restatement, the Company will require reimbursement or forfeiture of the amount of incentive compensation received by the individual that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated
amounts if such compensation was received during the three years before the date the Company concludes that it must file an Accounting Restatement or the date a court, regulator or other legally authorized body directs the Company to file an Accounting Restatement.
Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1 million on the amount of eligible compensation that a company may deduct in any one year with respect to each of its NEOs. Six officers, including the Executive Chairman, were above this threshold in 2025. As a result of the Tax Cuts and Jobs Act enacted in December
2017, the performance-based compensation exception has been eliminated for taxable years beginning after December
31, 2017, which may result in lost tax deductions going forward.

Compensation Committee Report
The Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on the review and discussion, the Committee recommended to the Board of Directors that the Compensation
Discussion and Analysis be included in this proxy statement.

R. Steven Kestner, Chairman
Glenn E. Corlett
Richard R. Gascoigne

Pay Ratio
Applicable SEC rules require that we provide a reasonable estimate of the ratio of the annual total compensation of our
Principal Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on taxable compensation (annualized in the case of full- and part-time employees who joined the Company during 2025) of each of our 3,733 employees (excluding the Principal Executive Officer) as of December 31,
2025. The annual total compensation of our median employee (other than the Principal Executive Officer) for 2025 was
$23,285. As disclosed in the Summary Compensation Table appearing on page 19, our Principal Executive Officer’s annual total compensation for 2025 was $4,993,779. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Principal Executive Officer to the median of the annual total compensation of all other employees was 214 to 1. Approximately 70% of our employees work in our foreign subsidiaries, which traditionally have lower salaries.

19 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Summary Compensation Table
The table below describes the compensation earned in the last three fiscal years for our NEOs.

Name and		Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($)
Robert G. Ruhlman	2025	1,000,008	2,158,435	1,100,009	735,328	4,993,779
Executive Chairman	2024	1,000,008	1,970,878	1,000,008	691,010	4,661,904
	2023	1,000,008	2,046,877	1,150,009	694,487	4,891,381

Dennis F. McKenna	2025	725,004	1,564,843	725,004	272,539	3,287,390
Chief Executive Officer	2024	685,008	1,350,098	685,008	231,470	2,951,584
	2023	600,000	614,090	510,000	221,686	1,945,776

Andrew S. Klaus	2025	460,008	496,524	460,008	167,593	1,584,133
Chief Financial Officer	2024	460,008	453,333	460,008	135,712	1,509,061
	2023	400,008	999,602	340,007	99,603	1,839,220

J. Ryan Ruhlman	2025	560,004	604,344	560,004	238,438	1,962,790
President	2024	520,008	512,366	520,008	180,533	1,732,915
	2023	438,623	409,393	372,830	156,397	1,377,243

John M. Hofstetter	2025	410,004	442,469	348,503	145,576	1,346,553
Executive VP - U.S. Operations	2024	410,004	403,953	348,503	131,678	1,294,138
	2023	380,004	388,906	323,003	127,659	1,219,572
(1)Reflects the dollar amount of the grant date fair value, as determined in accordance with Financial Accounting
Standard Board (“FASB”) ASC Topic 718, with respect to performance-based and service-based RSUs awarded and in 2023, an other stock-based award granted under the 2016 LTIP. The value of performance-based RSUs was calculated assuming the highest level of the performance conditions achieved. For a further description of these awards, see the discussion under the heading “Long-Term Equity Grants” above and Note 10 – Share-Based
Compensation to the Notes to Consolidated Statements in the Company’s Annual Report on Form 10-K for the
fiscal year ended December 31, 2025.
(2)Reflects the dollar amount of the payout under the Company’s Annual Non-Equity Incentive Plan based on a sliding scale of the Company’s return on shareholders’ equity, ranging from 3% (for the threshold payout) to 11%
(for the maximum payout), with target payout at 7%. The percentage achieved within this range determined the dollar amount of the award based on a percentage of salary, which is a maximum of 100% for Robert G. Ruhlman,
Dennis F. McKenna, Andrew S. Klaus, and J. Ryan Ruhlman, and 85% for John M. Hofstetter, in each case, subject to the Compensation Committee’s discretion as to the final payout amount. The Company’s return on shareholders’ equity for 2025 was 13.3%, which resulted in a payout of 100% for Robert G. Ruhlman, Dennis F.
McKenna, Andrew S. Klaus, and J. Ryan Ruhlman, and 85% for John M. Hofstetter. The Compensation Committee
approved an additional 10% discretionary bonus for Mr. Robert G. Ruhlman. For a further description of the Annual
Non-Equity Incentive Plan awards, see the discussion under the heading “Annual Cash Incentive Awards” above.

20 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Summary Compensation Table
(3)All Other Compensation includes the following items and is summarized in the table below:
a. The Company’s required contributions under the SERP for the year ended December 31, 2025 and the amounts grossed up for applicable local taxes on the NEO’s 2025 earnings. The amounts of such contribution is based on the amount by which an employee’s awarded Company contribution under the 401(k) and Profit-Sharing Plan exceeds the maximum allowable contribution permitted under existing tax laws, in which case, the excess is accrued for (but not funded) under the SERP. See Non-Qualified Deferred Compensation Table for additional information.
b. The personal benefits received by the NEOs, which include club dues, financial planning fees, tax preparation fees and personal use of the Company’s airplane. The aggregate incremental cost of the personal use of the corporate airplane is determined on a per flight basis and considers the cost of the fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip-related hangar and parking costs and other costs specifically incurred. Imputed income is assessed amounting to the equivalent of a first-class ticket for comparable flights.
c. The contributions to the Profit-Sharing Plan in 2025.
d. The premiums paid for group term life insurance for 2025.
e. Dividends paid on shares previously deferred to retirement/termination and dividends paid on restricted shares that vested from the 2022 performance period.

	Deferred Compensation (SERP)(a)		Personal Benefits (b)					Dividends (e)

Name and Principal Position	Deferred Compensation Contributions	Tax Gross Up on 2025 Contributions	Financial Planning and Tax Preparation Services	Club Dues	Personal Company Airplane Usage	Profit - sharing Contribution (c)	Group Life (d)	2022 Restricted Share Accrued Dividends	Dividends on Shares Deferred to Retirement	Total $
Robert G. Ruhlman (Executive Chairman)	230,103	18,150	50,993	23,358	130,030	51,750	28,956	76,670	125,318	735,328
Dennis F. McKenna (Chief Executive Officer)	150,189	9,313	7,050	4,758	4,127	46,000	9,494	21,980	19,628	272,539
Andrew S. Klaus (Chief Financial Officer)	86,630	5,372	—	—	—	46,000	10,342	15,290	3,958	167,593
J. Ryan Ruhlman (President)	103,579	6,423	3,550	18,497	41,134	46,000	1,606	14,145	3,503	238,438
John M. Hofstetter (Executive Vice President)	63,819	3,957	8,650	—	—	46,000	9,345	13,379	426	145,576

21 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (3)	($) (4)
Robert G. Ruhlman		120,001	600,005	1,000,008	—	—	—	—	—

Dennis F. McKenna		87,000	435,002	725,004	—	—	—	—	—

Andrew S. Klaus		55,201	276,005	460,008

J. Ryan Ruhlman		56,000	280,002	476,003

John M. Hofstetter		41,000	205,002	348,503	—	—	—	—	—

Robert G. Ruhlman	2/5/25	—	—	—	3,714	7,427	14,854	—	2,158,435

Dennis F. McKenna	2/5/25	—	—	—	2,692	5,385	10,769	—	1,564,843

Andrew S. Klaus	2/5/25	—	—	—	570	1,139	2,278	1,139	496,524

J. Ryan Ruhlman	2/5/25	—	—	—	693	1,387	2,773	1,386	604,344

John M. Hofstetter	2/5/25	—	—	—	508	1,015	2,030	1,015	442,469

(1)Reflects the dollar amount of the payout under the Company’s Annual Non-Equity Incentive Plan based on a sliding scale of the Company’s return on shareholders’ equity, ranging from 3% (for the threshold payout) to 11%
(for the maximum payout), with target payout at 7%. The percentage achieved within this range determines the amount of the award based on a percentage of salary, which is a maximum of 100% for Robert G. Ruhlman,
Dennis F. McKenna, Andrew S. Klaus, and J. Ryan Ruhlman, and 85% for John M. Hofstetter, in each case, subject to the Compensation Committee’s discretion as to the final payout amount. The Company’s return on shareholders’ equity for 2025 was 13.3%, which resulted in a payout of 100% for Robert G. Ruhlman, Dennis F.
McKenna, Andrew S. Klaus, and J. Ryan Ruhlman, and 85% for John M. Hofstetter. For a further description of the
Annual Non-Equity Incentive Plan awards, see the discussion under the heading “Annual Cash Incentive Awards”
above.
(2)Reflects the number of performance-based RSUs granted during 2025 pursuant to the 2016 LTIP. These RSUs vest at the end of three-year performance period through December 31, 2027 based on the Company’s level of performance. The number of shares the participant may receive depends upon the specific level of performance of the simple average of the three individual performance periods measured year over year, with thresholds of
3.6%, 4.4% and 5.2% for three year average year over year pre-tax income growth and -3.4%, 0.8% and 4.7% for three year average year over year sales growth. The threshold payout is at 25% of the maximum number of performance-based RSUs if both measures are achieved, the target is at 50% if 4.4% three year average year over year growth in pre-tax income and 0.8% three year average year over year growth in sales are achieved, and the maximum is at 100% of the number of shares subject to the award if 5.2% three year average year over year growth in pre-tax income and 4.7% three year average year over year growth in sales are achieved at the end of the three-year period. If only one of the two measures is achieved at any of these levels, the vesting percentage is weighted to provide for some additional vesting for achieving the higher measure.
(3)Reflects the number of time-based RSUs granted during 2025 pursuant to the 2016 LTIP. The RSUs cliff-vest after three years and are subject to risk of forfeiture depending on continuous employment.
(4)The value of the RSUs was calculated using the previous day closing market price of the RSUs on the grant date multiplied by the number of RSUs granted and reflects the probable total amount that the Company would expense in its financial statements over the restricted awards’ vesting period assuming service and performance goals are met, in accordance with FASB ASC Topic 718.

22 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Outstanding Equity Awards at Fiscal Year-End

	STOCK AWARDS (3)
Name(s)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Robert G. Ruhlman	—	—	44,165	9,129,347

Dennis F. McKenna	—	—	24,355	5,034,422

Andrew S. Klaus	—	—	8,865	1,832,484

J. Ryan Ruhlman	—	—	10,084	2,084,464

John M. Hofstetter	—	—	8,005	1,654,714

(1)Includes (a) time-based RSUs granted in 2024 and 2025 for the following number of shares which vest on
December 31, 2026 and December 31, 2027, respectively, depending on continuous employment or pro-rata employment period until retirement; (b) performance-based RSUs granted in 2024 and 2025, which vest after confirmation of achievement of the performance conditions for the three-year performance period ending
December 31, 2026 and December 31, 2027, respectively, for the following number of shares assuming the achievement of the Company’s maximum level of performance measured by growth in pre-tax income and sales growth over the performance period; (c) performance-based RSUs granted in 2023, which vested at 58% of the maximum after confirmation of achievement of the performance conditions in February 2026 for the three-year performance period ending December 31, 2025, for the following number of shares based on the actual achievement of 9.5% growth in pre-tax income and 5.8% sales growth over the performance period.

	2025 Grants		2024 Grants		2023 Grant
Name	Service (a)	Performance (b)	Service (a)	Performance (b)	Performance (c)
Robert G. Ruhlman	—	14,854	—	15,925	13,386
Dennis F. McKenna	—	10,769	—	10,909	2,677
Andrew S. Klaus	1,139	2,278	1,221	2,442	1,785
J. Ryan Ruhlman	1,386	2,773	1,380	2,760	1,785
John M. Hofstetter	1,015	2,030	1,088	2,176	1,696
(2)The market value was calculated using the closing price of the shares of $206.71 as of December 31, 2025.
(3)None of the named executive officers had any option awards outstanding as of December 31, 2025.

23 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Options Exercised and Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Robert G. Ruhlman	—	—	31,946	4,082,413

Dennis F. McKenna	—	—	8,588	1,279,618

Andrew S. Klaus	—	—	5,908	876,417

J. Ryan Ruhlman	—	—	5,580	834,546

John M. Hofstetter	—	—	5,285	790,751

(1)Includes performance-based RSUs granted in 2022, which vested at maximum after confirmation of achievement of the performance conditions in February 2025 for the three-year performance period ending December 31, 2024, at the closing price of $127.79, for the following number of shares based on the actual achievement of 16.1%
growth in pre-tax income and 12.1% sales growth over the performance period: Robert G. Ruhlman, 31,946; Dennis
F. McKenna, 6,280; Andrew S. Klaus, 4,369; J. Ryan Ruhlman, 4,041; and John M. Hofstetter, 3,823. Also includes common shares vesting under the service-based RSUs granted in 2023 that vested on December 31, 2025, at the closing price of $206.71, for the following number of shares: Dennis F. McKenna, 2,308; Andrew S. Klaus, 1,539; J.
Ryan Ruhlman, 1,539; and John M. Hofstetter, 1,462. The performance-based awards for the 2023–2025 performance period vested at 58% of the maximum number of shares subject to the award, upon confirmation of the achievement of the performance objectives by the Compensation Committee in February 2026 and,
therefore, are not reflected above.

24 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Non-Qualified Deferred Compensation (1)

Name	Executive Contributions in Last FY ($)	Registrant Required Contributions for Last FY ($) (2)	Aggregate Gains/(Losses) in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Robert G. Ruhlman	—	230,103	12,765,359	—	36,917,943
SERP	—	230,103	402,698	—	4,537,234
DSP	—	—	12,362,660	—	32,380,708

Dennis F. McKenna	—	150,189	2,310,960	—	7,616,221
SERP	—	150,189	374,658	—	2,544,591
DSP	—	—	1,936,302	—	5,071,630

Andrew S. Klaus	—	86,630	448,656	—	1,667,932
SERP	—	86,630	58,239	—	645,337
DSP	—		390,417	—	1,022,594

J. Ryan Ruhlman	—	103,579	429,470	—	1,629,334
SERP	—	103,579	83,879	—	724,151
DSP	—	—	345,591	—	905,183

John M. Hofstetter	—	63,819	117,176	—	638,190
SERP	—	63,819	75,190	—	528,220
DSP	—	—	41,985	—	109,970

(1)The Company’s required future contributions under the SERP for the year ended December 31, 2025 included in the identified columns are also included in the Summary Compensation Table. The amounts are based on the amount by which compensation from the Company’s qualified retirement plan is limited by the IRS.
(2)Gains and losses on the SERP are calculated based on individual hypothetical investment elections in various mutual funds, which are managed by a third-party administrator. Gains and losses on deferred shares under the
Preformed Line Products Company DSP are calculated based on the change in market value of the shares from
December 31, 2024 to December 31, 2025.
(3)Of the SERP totals in this column, the amounts in the following table have been reported in the Non-Qualified
Deferred Compensation Table in the previously reported proxy statement for 2024 year-end balances and the
Company’s contribution included in these totals was previously reported in the Summary Compensation Table in the year in which such contribution was made. Of the DSP totals in this column, the amounts in the following table have been reported in the Non-Qualified Deferred Compensation Table in the previous reported proxy statement for 2024 year-end balances and the grant date value of the deferred shares was previously reported in the
Summary Compensation Table for the year in which the grant was made.

Name	SERP ($)	DSP ($)
Robert G. Ruhlman	3,904,433	20,018,048
Dennis F. McKenna	2,019,744	3,135,328
Andrew S. Klaus	500,468	632,177
J. Ryan Ruhlman	536,692	559,592
John M. Hofstetter	389,211	67,984

25 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Potential Payments upon Termination or Change in Control
All of our employees, including NEOs, are employed at-will and do not have employment, severance or change-in-control agreements. However, each LTIP plan includes a change–in-control provision which provides that in the event of a Change in Control (as defined in each applicable LTIP plan) (a) any options outstanding which are not then exercisable and vested shall become fully exercisable and vested; and (b) unless otherwise provided in the award agreements, any restricted share units outstanding shall vest and entitle the holder to the maximum number of shares that may be earned under the award.
The award agreements for the RSUs provide that in the event of a Change in Control (a) all time-based RSUs outstanding shall fully vest and entitle the holder to the maximum number of shares that may be earned under the award and (b) all performance-based RSUs outstanding shall vest and entitle the holder to receive, at the end of the performance period applicable to the award (whether or not then still employed by the Company), the number of shares that are earned based on the achievement of the performance vesting conditions in effect for the duration of the award. The following table shows the amount the Company’s NEOs would have received under the 2016 LTIP if a change in control had occurred on December 31, 2025, assuming that all performance conditions of performance-based RSUs were satisfied at the maximum level and that the shares earned were issued as of December 31, 2025. The amounts are equal to the value of the shares that would have vested as of December 31, 2025.

Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Stock Awards($)
Robert G. Ruhlman	9,129,347

Dennis F. McKenna	5,034,422

Andrew S. Klaus	1,832,484

J. Ryan Ruhlman	2,084,464

John M. Hofstetter	1,654,714

The following details typical compensation arrangements upon retirement, resignation, death, disability, or other termination for other plans.
Profit-Sharing Plan
Upon termination of employment, the employee may receive vested contributions plus income earned on those contributions under the Company’s Profit-Sharing Plan. Upon disability, the IRS allows withdrawals to be made if the employee became permanently disabled. Upon death, the vested account balance of the employee will be paid to the designated beneficiaries.
Non-Qualified SERP
Our SERP was established in 1995 to compensate employees whose benefits in the Profit-Sharing Plan were reduced due to
IRS limitations on compensation. In 2018, the Company opened an account with a third-party administrator, in which the participants are able to hypothetically invest their unfunded liability balances in various investment options, primarily mutual funds. Upon termination of employment, retirement, death, or disability, the employee may receive vested contributions plus any gains or losses on those contributions, based on pre-elections made upon the opening of their accounts. Alongside the liability accounts, there is a Company Owned Life Insurance policy, in which the Company has investments shadowing those of the liabilities, in order to mitigate the risk associated with the unfunded liability.
DSP
We established a rabbi trust in 2009, managed by a third-party, which is a deferred compensation arrangement where our directors and officers are permitted to defer the receipt of shares earned. The value of a participant’s deferral is based on the market value of our common shares at the time of the deferral. Upon termination of employment, retirement, death, or disability, the director's or officer may receive a settlement made in our common shares, based on pre-elections as determined at the time of deferral.

26 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Director Compensation
Each director who is not an employee of the Company received an annual retainer fee of $45,000 and an annual award of approximately $75,000 in common shares, to be paid just prior to the completion of each calendar year. Directors who are also employees are not paid a director’s fee. Additionally, board members who serve on committees are also paid an annual retainer of $10,000 per committee per year and chairpersons of each committee are paid an additional annual retainer of $10,000.
Under the Board Stock Ownership Plan, committee members are required to maintain ownership of the Company’s common shares with a minimum aggregate market value of three times the amount of the annual cash retainer paid to a director for Board service (ignoring any additional retainer fees paid for service on Board committees) (the “Ownership
Requirement”), and prohibits the sale of any common shares of Company stock owned by the committee member (except to pay the exercise price of stock options or tax liability generated as a result of equity grants) until such time as the
Ownership Requirement is satisfied. Each committee member will have up to five years from the effective date of the Stock
Ownership Plan (2014) or the date such person becomes a committee member to meet the ownership requirement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation (2)	Total ($)
Glenn E. Corlett	65,000	75,013	—	140,013

Maegan A. R. Cross	86,875	43,132	—	130,007

Matthew D. Frymier	75,000	75,013	—	150,013

Richard R. Gascoigne	70,000	75,013	—	145,013

R. Steven Kestner	72,500	75,013	—	147,513

David C. Sunkle	86,875	43,132	62,829	192,837

(1)The value of the shares granted was calculated using the closing market price of the shares on the grant date multiplied by the number of shares granted and reflects the amount that the Company has expensed in its financial statements in accordance with FASB ASC Topic 718. The stock awards for Maegan A. R. Cross and David
C. Sunkle were settled in shares net of the amount of tax due upon settlement, with the portion to cover taxes paid in cash.
(2)Reflects consulting fees and medical benefits paid for David C. Sunkle and club fees paid for Maegan A. R. Cross.

27 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Pay versus Performance
The following table summarizes compensation paid to our Executive Chairman, who is our principal executive officer (PEO)
as set forth in our Summary Compensation Table, compensation actually paid (CAP) to our PEO, average compensation paid to our Non-PEO NEOs as set forth in our Summary Compensation Table, and average compensation actually paid to our Non-PEO NEOs, each as calculated in accordance with SEC rules, and certain Company and peer group performance measures for the periods indicated:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income (in thousands) (6)	Return on Shareholders' Equity (5)
2025	4,993,779	8,133,254	2,045,217	2,819,432	$314.11	$189.32	35,283	13.3%
2024	4,661,904	3,029,010	1,871,925	1,554,094	$222.39	$163.12	37,111	12.3%
2023	4,891,381	7,584,765	1,595,453	2,268,815	$231.46	$154.37	63,332	20.8%
2022	4,587,518	6,311,917	1,311,075	1,662,554	$143.07	$126.27	54,395	21.0%
2021	4,760,218	4,371,177	1,278,358	1,206,905	$110.12	$143.94	35,729	16.9%
(1)Robert Ruhlman was the PEO for all five years (2021-2025).
(2)The dollar amounts shown in these columns reflect “compensation actually paid” calculated in accordance with
SEC rules. The charts below detail the additions and deductions to the CAP calculation. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or other NEOs during the applicable years.
(3)The non-PEO NEOs are comprised of: 2025, 2024, and 2023 – Dennis F. McKenna, Andrew S. Klaus, J. Ryan Ruhlman,
and John M. Hofstetter; 2022 and 2021 - Andrew S. Klaus, Dennis F. McKenna, J. Ryan Ruhlman, and William H. Haag
III
(4)These columns assume a $100 investment was made in our common shares and in the stock of our Peer Group
(defined herein) on the last day of our fiscal year before the earliest reported period and all dividends were reinvested. The “Peer Group” is made up of the companies in the Hemscott Industry Group 627 (Industrial Electrical
Equipment), which is the peer group used for the Performance Graph in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)Return on shareholders’ equity is the financial performance measure, which, in the Company’s assessment, represents for 2025 the most important performance measure used to link CAP to our PEOs and non-PEO NEOs to the
Company’s performance.
(6)In 2025, the Company recognized a $7.7 million one‑time, after‑tax charge resulting from the termination of the U.S.
Pension Plan.
Compensation Actually Paid
The following tables set forth the adjustments made to the total compensation information included in the Summary
Compensation Table (“SCT”) for the PEO and non-PEO NEOs, as an average, for purposes of providing the “Compensation
Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” in the table above.

28 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
PEO – Adjustments for CAP

PEO Summary Compensation Table to CAP Adjustments	2025	2024	2023	2022	2021
Deduction for Amounts Reported under the “Stock Awards” Column of the SCT	(2,158,435)	(1,970,878)	(2,046,877)	(1,889,622)	(1,920,858)
Addition of Fair Value of Awards Granted During Year that Remain Unvested as of Year-End (1)	2,302,956	1,526,324	1,544,611	2,660,782	1,729,949
Addition/Deduction of Change in Fair Value from Prior Year-End to Current Year- End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End (1)	2,435,260	(1,001,174)	2,967,650	1,109,563	(238,088)
Addition/Deduction of Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year (1)	559,694	(187,166)	228,000	(156,324)	39,956
Total Adjustments	3,139,475	(1,632,894)	2,693,384	1,724,399	(389,041)
Average Non-PEO NEOs – Adjustments for CAP

Non-PEO NEOs Summary Compensation Table to CAP Adjustments	2025	2024	2023	2022	2021
Deduction for Amounts Reported under the “Stock Awards” Column of the SCT	(767,416)	(676,176)	(602,998)	(408,213)	(394,581)
Addition of Fair Value of Awards Granted During Year that Remain Unvested as of Year-End (1)	874,797	555,982	458,337	574,805	355,365
Addition/Deduction of Change in Fair Value from Prior Year-End to Current Year- End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End (1)	450,637	(158,297)	533,804	185,535	(33,695)
Addition/Deduction of Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year (1)	216,198	(39,340)	136,667	(648)	1,458
Addition of Fair Value of Awards Granted and Vested During Year (1)	—	—	147,552	—	—
Total Adjustments	774,216	(317,831)	673,362	351,479	(71,453)
(1)The fair value of equity component of the CAP calculation was determined in accordance with Item 402(v) of Regulation S-K.
Most Important Performance Measures
The Company views the following financial performance measures as the most important to link Compensation Actually
Paid to the PEO and NEOs for fiscal 2025 to Company performance:
•Sales
•Pre-tax income
•Return on shareholders’ equity
Relationship between Compensation Actually Paid and Performance Measures
The charts below show the relationship between the Compensation Actually Paid to the PEO and the Average
Compensation Actually Paid to the non-PEO NEOs (collectively, “NEO Compensation Actually Paid”) to each of (1) total shareholder return (“TSR”), (2) Net Income, (3) Return on shareholders’ equity.
As discussed under “Compensation Discussion & Analysis” above, our compensation program seeks to attract, motivate and retain our NEOs while ensuring the success and growth of the Company by making a significant portion of NEOs’ total compensation variable and dependent on the Company’s financial performance. As shown in the charts below, NEO CAP is generally aligned with TSR, Net Income, and Return on shareholders’ equity.

29 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

30 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

31 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Compensation Committee Interlocks and Insider Participation
No director serving on the Compensation Committee during any part of 2025 was at any time either during or before 2025, an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the Board or
Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during 2025.

Transactions with Related Persons
It is the policy of the Company that the Audit Committee approves all related party transactions. Additionally, the
Company has a Code of Conduct that addresses the Company’s commitment to the honesty, integrity and ethical behavior of the Company’s directors, officers and employees. The Code governs the actions and working relationships of the Company’s directors, officers and employees with current and potential customers, consumers, fellow employees, competitors, government and self-regulatory agencies, investors, the public, the media and anyone else with whom the
Company has or may have contact. Each director, officer and employee is instructed to inform the Board when confronted with a situation that may be perceived as a conflict of interest. All related party transactions must be approved by the Audit
Committee in advance. The Audit Committee may engage outside parties to assist it in assessing the fairness and reasonableness of related party transactions. Although the policies and procedures for related parties are not in writing, the results of actions taken by the Audit Committee are documented in formal minutes and are reported to the Board.
The following are the transactions with the Company’s officers and directors that have been approved by the Audit
Committee and reported to the Board in 2025:
•The Company purchased the following shares of the Company from Robert G. Ruhlman: on August 4, 2025, a total of 10,000 shares at a 30-day average price per share of $154.28.
•The Company purchased the following shares of the Company from J. Ryan Ruhlman: (i) on May 7, 2025, a total of 3,274 shares at a 30-day average price per share of $137.08, and (ii) on June 11, 2025, a total of 2,555 shares at a 30-day average price per share of $143.27.
•The Company purchased the following shares of the Company from John M. Hofstetter: on May 7, 2025, a total of 5,000 shares at a 30-day average price per share of $137.08.
•The Company purchased the following shares of the Company from Assaad A. Morcos: (i) on August 4, 2025, a total of 625 shares at a 30-day average price per share of $154.28, and (ii) on December 12, 2025, a total of
1,000 shares at a 30-day average price per share of $207.23.
•The Company purchased the following shares of the Company from Andrew S. Klaus: on August 4, 2025, a total of 3,000 shares at a 30-day average price per share of $154.28.
•The Company purchased the following shares of the Company from Dennis F. McKenna: on September 12,
2025, a total of 3,904 shares at a 30-day average price per share of $188.37.
•The Company purchased the following shares of the Company from Timothy O'Shaughnessy: (i) on May 9,
2025, a total of 1,048 shares at a 30-day average of $137.30, (ii) on September 12, 2025, a total of 1,000 shares at a 30-day average price per share of $188.37, and (iii) on November 10, 2025, a total of 1,000 shares at a
30-day average of $221.26.
•The Company purchased the following shares of the Company from Caroline Saylor Vaccariello: on
September 12, 2025, a total of 3,000 shares at a 30-day average price per share of $188.37.
•The Company purchased the following shares of the Company from David C. Sunkle: (i) on May 7, 2025, a total of 451 shares at a 30-day average price per share of $137.08, and (ii) on November 4, 2025, a total of
1,100 shares at a 30-day average price per share of $219.74.
•The Company purchased the following shares of the Company from R. Steven Kestner: on May 7, 2025, a total of 3,200 shares at the 30-day average price per share of $137.08.

32 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

PROPOSAL TWO: Advisory Vote on Executive Compensation
The Board recommends that you vote “FOR” this proposal.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables the Company’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. Executive compensation is an important matter for the
Company’s shareholders. As discussed in the section of this proxy statement entitled “Compensation Discussion and
Analysis” (“CD&A”), a fundamental principle of the Company’s executive compensation philosophy and practice continues to be pay for performance. The Company believes that the NEOs and other officers and key executives are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interest and concerns. The Company believes that the Company’s compensation programs are strongly aligned with the long-term interests of its shareholders. You are urged to read the CD&A section of this proxy statement for additional details on the Company’s executive compensation, including the Company’s compensation philosophy and objectives for the compensation of the NEOs.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the
Compensation Committee value the opinions of the shareholders, and will consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.

33 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

PROPOSAL THREE: Ratification of the Appointment of Ernst & Young LLP
The Board recommends that you vote “FOR” this proposal.
The Audit Committee has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For 2025, the Company engaged EY to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2025, to audit the annual financial statements and to perform audit-related and tax services. Representatives of EY are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of EY as the Company’s independent registered public accounting firm for 2026. The submission of this matter for approval by the shareholders is not legally required. The Board believes that submission of this matter presents an opportunity for the shareholders to provide feedback to the Board on an important issue of corporate governance. If the shareholders do not approve the appointment of EY, the appointment will be re-evaluated by the Audit Committee but will not require the Audit Committee to appoint a different accounting firm. The Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

34 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

OTHER MATTERS
Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ended December 31, 2025.
Audit Fees
The aggregate audit fees billed for professional services rendered by EY for the years ended December 31, 2025 and 2024 were $2,092,878 and $1,982,436, respectively. These fees related to the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, EY’s review of the financial statements included in the Company’s
Form 10-Qs filed with the Securities and Exchange Commission, and statutory audits of various international subsidiaries.
Audit Related Fees
There were no audit related fees billed for professional services rendered by EY for the years ended December 31, 2025 and
2024.
Tax Fees
Fees billed for professional services rendered by EY for tax-related services for the years ended December 31, 2025 and 2024 were $12,520 and $12,300, respectively. Fees for 2025 and 2024 related to tax compliance services.
All Other Fees
Fees billed to EY for all other services for the years ended December 31, 2025 and 2024 were $2,000 and relate to subscriptions to EY’s online accounting research tool.

35 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and owners of more than 10% of our common shares, to file with the Securities and Exchange Commission (the
“SEC”) initial reports of ownership and reports of changes in ownership of our common shares and other equity securities.
Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Section 16(a) Beneficial Ownership Compliance
Based solely on a review of these reports and written representations from the executive officers and directors, the
Company believes that there was compliance with all such filing requirements for the fiscal year ended December 31, 2025, other than the following filings that were inadvertently filed late: (a) Mr. John M. Hofstetter’s Form 4 reporting his disposal of
762 shares on January 3, 2023, filed on January 6, 2025, (b) Mr. J. Ryan Ruhlman's Form 4 reporting his disposal of 1,386 shares on January 3, 2023 and disposal of 2,000 shares on August 21, 2023, filed on January 6, 2025, (c) Mr. Robert Ruhlman’s Form 4 reporting his acquisition of 24.71 shares on December 21, 2024, acquisition of 31,946 shares on February 5, 2025 and disposal of 14,362 shares on February 5, 2025, filed on March 3, 2025, (d) Mr. Assaad A. Morcos's Form 3 reporting his initial ownership of 8,125 employee stock options, filed on March 3, 2025, (e) Mr. Assaad A. Morcos's Form 4 reporting the acquisition of 681 restricted stock units on February 5, 2025, filed on March 5, 2025, (f) Mr. Assaad A. Morcos's Form 4 reporting his acquisition of
625 shares on August 4, 2025 and disposal of 625 shares on August 4, 2025, filed on August 11, 2025, (g) Mr. Andrew S. Klaus's
Form 4 reporting his disposal of 3,000 shares on August 4, 2025, filed on August 11, 2025, (h) Mr. Robert Ruhlman's Form 4 reporting his disposal of 10,000 shares on August 4, 2025, filed on August 11, 2025, and (i) Mr. David C. Sunkle's Form 4
reporting his disposal of 1,100 shares on November 4, 2025, filed on December 12, 2025.

36 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2027 annual meeting of shareholders must be received by the Company at 660 Beta Drive, Mayfield Village, Ohio 44143, on or before
November 20, 2026, for inclusion in the proxy statement and form of proxy relating to the 2027 annual meeting of shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act (including submissions for director nominees) to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must have been received by the Company at the address listed under “Communication with Board of Directors” no earlier than
January 4, 2027 and not later than February 3, 2027 and must comply with all provisions of our Amended and Restated
Code of Regulations.
In addition to satisfying the requirements under our Amended and Restated Code of Regulations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange
Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 days prior to the one-year anniversary date of the annual meeting (for the 2027 annual meeting of shareholders, no later than March 4, 2027). Such notice should be delivered to our Corporate Secretary at our principal executive offices and/or sent via email to carrie.vaccariello@plp.com. If the date of the 2027 annual meeting of shareholders is changed by more than 30 days from such anniversary date, however, then the shareholder must provide notice by the later of 60 days prior to the date of the 2027 annual meeting of shareholders and the 10th day following the date on which public announcement of the date of the 2027 annual meeting of shareholders is first made.

37 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY
Communication with the Board of Directors
The Board of Directors of the Company believes that it is important for shareholders to have a process to send communications to the Board of Directors. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to:

Caroline S. Vaccariello	- or -	Matthew D. Frymier
General Counsel and Corporate Secretary		Chairman, Audit Committee
Preformed Line Products Company		Preformed Line Products Company
660 Beta Drive		660 Beta Drive
Mayfield Village, Ohio 44143		Mayfield Village, Ohio 44143
The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board
Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary and Mr. Frymier, as applicable, will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and shareholders should not expect a response or reply to any communication.
Shareholders Sharing the Same Address
If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement unless contrary to your instructions. This practice is known as “householding,” and is designed to reduce our printing and postage costs. Upon written or oral request, we will promptly deliver a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of proxy materials, you may write or call our Investor Relations Contact at PLP Investor Contacts, 660 Beta Drive, Mayfield Village, Ohio 44143,
telephone (440) 461-5200.
Form 10-K
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended
December 31, 2025, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to our Investor Relations Contact at PLP Investor Contacts, 660 Beta
Drive. Mayfield Village, Ohio 44143, telephone (440) 461-5200. The Annual Report on Form 10-K is also available at
www.plp.com.

By order of the Board of Directors,

CAROLINE S. VACCARIELLO,
Dated: March 20, 2026	Secretary

38 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Preformed Line Products Company

Annual Meeting of Shareholders

For Shareholders of record as of March 5, 2026

Monday, May 4, 2026 9:30 AM, Local Time

660 Beta Drive, Mayfield Village, OH 44143

Internet:

www.proxypush.com/PLPC

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-892-1607

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 8:00 AM, Local Time, May 3, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert G. Ruhlman, Andrew S. Klaus and Caroline S. Vaccariello (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Preformed Line Products Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the "Plans"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 P.M., Eastern Time, April 29, 2026, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

39 2025 Proxy Statement	PREFORMED LINE PRODUCTS COMPANY

Preformed Line Products Company Annual Meeting of Shareholders

Please make your marks like this: ☒

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE:**

**FOR** ON PROPOSALS 1, 2 AND 3

| | PROPOSAL | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|---|
| 1 | To elect four directors, each for a term expiring in 2028; | | | | |
| | | FOR | AGAINST | ABSTAIN | |
| | 1.01 Glenn E. Corlett | ☐ | ☐ | ☐ | FOR |
| | 1.02 R. Steven Kestner | ☐ | ☐ | ☐ | FOR |
| | 1.03 J. Ryan Ruhlman | ☐ | ☐ | ☐ | FOR |
| | 1.04 David C. Sunkle | ☐ | ☐ | ☐ | FOR |
| | | FOR | AGAINST | ABSTAIN | |
| 2. | To hold an Advisory vote on the compensation of the Company's Named Executive Officers | ☐ | ☐ | ☐ | FOR |
| 3. | To ratify the appointment of Ernst & Young LLP; | ☐ | ☐ | ☐ | FOR |
| 4. | To consider any other matters that properly come | | | | |